Exhibit 10.1
DORAL FINANCIAL CORPORATION
2008 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

     You (the “Participant”) are hereby awarded shares (“Shares”) of restricted stock (“Restricted Stock”) subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this “Award Agreement” or “Share-Based Award”) and in the Doral Financial Corporation 2008 Stock Incentive Plan (“Plan”). A copy of the Plan is attached as Exhibit A. You should carefully review these documents and consult with your personal financial advisor, in order to fully understand the implications of this Award Agreement, including your tax consequences.
     By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Committee, and shall be final, conclusive and binding on all parties, including you and your heirs and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.
1.	Specific Terms. Your Restricted Stock have the following terms:

Name of Participant	[NAME]

Number of Shares Subject to Share-Based Award	[AMOUNT OF SHARES]

Grant Date	June 25, 2010

Vesting	33% of the Number of Shares stated above will vest twelve (12) calendar months after the Grant Date, an additional 33% will vest twenty-four (24) calendar months after the Grant Date and the remaining 33% will vest thirty-six (36) calendar months after the Grant Date, provided that your Employment has not ended before the vesting date (subject to any employment agreement between you and the Company or any Subsidiary) for any reason other than your death, by the Company without Cause or by you for Good Reason. In the event of your death or termination of Employment by the Company without Cause or by you for Good Reason, vesting shall accelerate to 100%.

In addition, 100% of the Number of Shares stated above shall vest upon the occurrence of any Change of Control whether or not your employment with the Company terminates concurrently therewith. For

Restricted Share Award Agreement
Doral Financial Corporation
2008 Stock Incentive Plan

purposes of this Award Agreement, the definitions of Change of Control, Cause and Good Reason shall have the meanings ascribed to them in the Employment Agreement between you and the Company and any Subsidiary. If your employment agreement with the Company does not define Change in Control, Cause or Good Reason or you do not have an employment agreement with the Company, those terms will have the meaning set forth in Schedule A hereto but only to the extent of any missing definitions (for sake of clarity, if your employment agreement has a definition of Good Reason but not Change in Control then Schedule A will apply only to provide a definition of Change in Control).

If at any time any Shares subject to this Award Agreement vest, the Company will also pay you at the time of vesting a lump sum gross-up payment equal to the federal, state (including Puerto Rico) and local employment and income taxes (calculated at the then highest marginal tax rates) (“Taxes”) imposed on the vested Restricted Stock plus such Taxes on the gross-up payment, such that after the payment by you of all Taxes imposed on the vested Restricted Stock and the gross-up payment you retain an amount equal to the Fair Market Value of the Restricted Stock as of the date it vested.

In addition, if the granting or vesting of the Shares, either alone or in combination of any other amount or benefit, whether payable before, on or after a Change in Control (“Covered Payments”), would cause you to be subject to the excise tax imposed by Section 4999 of the Code and/or any interest or penalties with respect to such excise tax (such excise tax is hereinafter referred to as the “Excise Tax”) in connection with a Change in Control, the Company shall pay to you an additional lump sum payment (the “280G Gross-Up Payment”) on the closing date of the Change in Control in an amount such that after payment by you of all Taxes (including any Excise Tax) imposed upon the 280G Gross-Up Payment, you retain an amount of the 280G Gross-Up Payment equal to the Excise Tax imposed upon the Covered Payments. The calculation and payment of the Gross-Up Payment shall be subject to the additional provisions set forth on Schedule B hereto. The foregoing tax benefit relating to Excise Tax shall only apply to the extent such tax benefit is not covered by another agreement between the Company and you.

All Shares subject to this Award Agreement shall be subject to adjustment as provided in the Plan.

Restricted Share Award Agreement
Doral Financial Corporation
2008 Stock Incentive Plan

2. Termination of Status as an Employee. Subject to the terms of any Employment Agreement between you and the Company and any Subsidiary, prior to a Change in Control this Award Agreement shall be canceled and become automatically null and void immediately after the termination of your Employment for any reason other than your death, termination by the Company without Cause or termination by you for Good Reason, but only to the extent you have not become vested, pursuant to the foregoing terms, on or at the time your Employment ends.
3. Voting Rights. As the owner of record of any Restricted Stock you qualify to receive pursuant to this Award Agreement, you will be entitled to vote such Restricted Stock, provided you hold them on the particular record date for determining shareholders of record entitled to vote.
4. Dividends. You will be entitled to receive any cash dividends that are paid with respect to your Shares of Restricted Stock between the date of this Award Agreement and your receipt of Shares pursuant to a vesting event. With respect to any dividends that are paid in shares with respect to your Shares of Restricted Stock between the date of this Award Agreement and your receipt of Shares pursuant to a vesting event, such shares shall be issued to you as additional Shares of Restricted Stock subject to the same terms, conditions and vesting restrictions contained in Section 1 as the Restricted Stock with respect to which the dividend is paid. To the extent that either (i) your Employment ends prior to a Change in Control for any reason other than your death, termination by the Company without Cause or termination by you for Good Reason before vesting of the Restricted Stock subject to this Award Agreement, or (ii) your Employment does not result in full vesting of this Award Agreement, you will forfeit all Share-based dividends (but not cash dividends) attributable to all such non-vested Shares of Restricted Stock.
5. Issuance and Vesting of Restricted Stock. The Company will hold all Shares of Restricted Stock in escrow, in book entry form, until vesting occurs. You will be reflected as the owner of record on the Company’s books and records of any Shares of Restricted Stock credited to you pursuant to this Award Agreement. If you forfeit any Shares of Restricted Stock, they will be transferred back to the Company. If the Shares of Restricted Stock vest, upon satisfaction of any tax withholding requirements, your Shares of Restricted Stock will be reflected on the Company’s books and records as vested Shares.
6. Section 83(b) Election Notice. If you make an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”), as amended, with respect to the Shares underlying your Restricted Stock (a “Section 83(b) election”), you agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service. Exhibit B contains a suggested form of Section 83(b) election.
7. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Share-Based Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

Restricted Share Award Agreement
Doral Financial Corporation
2008 Stock Incentive Plan

8. Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged or otherwise transferred without the prior written consent of the Committee.
9. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.
10. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.
11. Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 4.2 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.
12. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.
13. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.
14. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
15. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control. This Award Agreement is not an Option Contract as defined in the Plan but is a Share-Based Award and accordingly provisions applicable to Option Contracts only in the Plan such as Section 3(b) do not apply to this Share-Based Award.
16. Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude

Restricted Share Award Agreement
Doral Financial Corporation
2008 Stock Incentive Plan

vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without cause; and (iv) the Company would not have granted this Award Agreement to you but for these acknowledgements and agreements.
17. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award Agreement.
18. Governing Law. The laws of the Commonwealth of Puerto Rico shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.
     BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Stock are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

DORAL FINANCIAL CORPORATION

By:
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

EXHIBIT A
DORAL FINANCIAL CORPORATION
2008 STOCK INCENTIVE PLAN

Plan Document

DORAL FINANCIAL CORPORATION
2008 Stock Incentive Plan
EFFECTIVE MAY 7, 2008
SECTION 1. INTRODUCTION
1.1 Purpose.
     The purposes of the Doral Financial Corporation 2008 Stock Incentive Plan (the “Plan”) is to provide Doral Financial Corporation (the “Company”) and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to non-employee directors and employees who provide services to the Company and its subsidiaries. The Plan is expected to contribute to the attainment of these objectives by offering non-employee directors and selected employees the opportunity to acquire stock ownership interests in the Company.
1.2 Consideration to Company for Issuance of Options and Stock Appreciation Rights: Employment Agreements by Employees.
     Each Employee by signing and accepting an Option Contract will, if the Committee so requires, agree that the consideration to the Company for the issuance of Options or Stock Appreciation Rights will be any employment agreements as well as the benefits to the Company from the added incentive to the Employee of increased proprietorship in the Company. Nothing in the Plan or in any Option Contract shall confer on any individual any right to continue employed by the Company or any of its Subsidiaries or limit the right of the Company or any of its Subsidiaries to terminate Employment of an Employee at any time, with or without cause.
1.3 Plan Subject to Ratification by Shareholders.
     The Plan shall become effective upon adoption by the Board of Directors, provided that the Plan is approved, within one year following its adoption by the Board of Directors, by a vote of the holders of a majority of the shares of Common Stock entitled to vote in a manner permitted under applicable law and rules of the NYSE. No Option or Stock Appreciation Right under the Plan may be granted more than 10 years after the date the Plan is approved by the shareholders of the Company, without further approval by the shareholders of the Company.
1.4 Limitations on Number of Shares Issuable Under the Plan.
     Subject to the following provisions of this Section 1.4, the aggregate number of shares of Common Stock which may be issued under the Plan shall be limited to 6,750,000. The shares of Common Stock for which Options and Stock Appreciation Rights may be granted may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Company. The total number of shares subject to Options and Stock Appreciation Rights authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 3 hereof or any amendment adopted as provided in Section 4.2 hereof. If any Option or Stock Appreciation Right granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for purposes of the Plan. The number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted under this Plan shall be reduced by the number of shares subject to an Option for which a Participant has exercised a related Stock Appreciation Right in accordance with Section 2.3, Subsection (e), hereof.
1.5 Definitions.
     The following terms shall have the meanings set forth below:
          (a) Applicable Sponsor Entity. “Applicable Sponsor Entity” means (i) the Company, (2) the Sponsor, or (iii) the Limited Partnership, as applicable.
          (b) Appreciation Date. The date designated by a grantee of a Stock Appreciation Right for measurement of the appreciation in the value of the Common Stock subject to the Stock Appreciation Right, which date shall not be earlier than the date notice of such designation is received by the Secretary of the Company.
          (c) Board or Board of Directors. The Board of Directors of the Company.
          (d) Change in Control. A “Change in Control” shall be deemed to have occurred if:
(i) all or substantially all of the assets of the Applicable Sponsor Entity are sold, liquidated or distributed to a Person that is not controlled, directly or indirectly, by the entities (or their affiliates that control such entities) of Bear Stearns Merchant Banking III AIV (Cayman), Ltd., Perry Capital, LLC, Marathon Special Opportunity Master Fund, Ltd., D.E. Shaw Laminar Portfolios, L.L.C. and Tennenbaum Opportunities Partners V, LP (collectively, the “Sponsoring Entities”); or
(ii) there occurs a reorganization, merger, consolidation or other corporate transaction (a “Transaction”) involving (A) the Company, in each case, resulting in fifty percent (50%) or more of the Common Stock held by the Sponsor, directly or indirectly, determined on a fully diluted basis, on the date hereof, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities, (B) the Sponsor, in each case, resulting in fifty percent (50%) or more of the equity interest of the Sponsor, directly or indirectly, immediately subsequent to the Transaction, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities or, or (C) the Limited Partnership, in each case, resulting in fifty percent (50%) or more of the equity interest of the Limited Partnership, directly or indirectly, held as of the effective date of this Plan, directly or indirectly, immediately subsequent to the Transaction, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities;

if and only if any event listed in (i) or (ii) above results in (x) the inability of the Sponsoring Entities to (directly or indirectly) appoint and/or elect in combination a majority of the Board of Directors of the Company or the board of directors of the resulting entity, or (y) Doral GP Ltd. ceasing to be controlled, directly or indirectly, by the Sponsoring Entities. Notwithstanding the foregoing, if, in one transaction or a series of transactions, Sponsor sells 80% or more of the Common Stock held by the Sponsor on the Effective Date, the Limited Partnership sells 80% or more of its interests in the Sponsor held by the Limited Partnership on the Effective Date, or the Sponsoring Entities sell 80% or more of their interest in the Limited Partnership held by the Sponsoring Entities on the Effective Date, then a Change in Control shall be deemed to have occurred. In addition, in the event that any sales of Common Stock by the Sponsor, sales of interests in the Sponsor by the Limited Partnership, and sales of interests in the Limited Partnership by the Sponsoring Entities, in the aggregate, equal or exceed 80% of all such equity interests determined in relationship to the Common Stock held by the applicable foregoing entities on the Effective Date, then a Change in Control shall also be deemed to have occurred.
          (e) Committee. The Compensation Committee or such other committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 4.1 hereof.
          (f) Common Stock or Shares. The Corporation’s presently authorized common stock, par value $0.01 per share, except as this definition may be modified pursuant to the provisions of Section 3 hereof.
          (g) Employee. Any salaried officer or common law employee of the Company or any Subsidiary, or both, including any salaried officer or employee who is a member of the Board of Directors.
          (h) Employment. The rendering of services by an Employee for the Company, or for any Subsidiary, or both. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any Option or Stock Appreciation Right granted hereunder shall be determined in each case by the Committee in its sole discretion.
          (i) Exchange Act. The Securities Exchange Act of 1934, as amended.
          (j) Fair Market Value. The Committee shall determine the fair market value of the Common Stock on the basis of available prices for such Common Stock or in such manner as may be permitted by applicable regulations under the PRC or the IRC.
          (k) Incentive Stock Option. An option to purchase Common Stock granted by the Company to an Employee under the Plan which satisfies the requirements of Section 422 of the IRC.
          (l) IRC. The Internal Revenue Code of 1986, as amended.
          (m) Limited Partnership. Doral Holdings, L.P., a Cayman Islands limited partnership.

          (n) Nonstatutory Stock Option. An option to purchase Common Stock granted by the Company to a Participant under the Plan which does not satisfy the requirements of Section 1046 of the PRC or Section 422 of the IRC.
          (o) Option. A Qualified Stock Option, an Incentive Stock Option or a Nonstatutory Stock Option.
          (p) Option Expiration Date. The date on which an Option becomes unexercisable by reason of the lapse of time or when a Nonstatutory Stock Option otherwise becomes unexercisable.
          (q) Participant. Any Employee or non-Employee member of the Board of Directors (a “Non-Employee Director”) selected to receive awards under the Plan.
          (r) Person. Any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any subsidiary or any employee benefit plan sponsored or maintained by the Company or any subsidiary.
          (s) PRC. The Puerto Rico Internal Revenue Code of 1994, as amended.
          (t) Qualified Stock Option. An option to purchase Common Stock granted by the Company to an Employee under the Plan which satisfies the requirements of Section 1046 of the PRC.
          (u) Sponsor. Doral Holdings Delaware, LLC, a Delaware limited liability company.
          (v) Stock Appreciation Right. A Participant’s right to earn additional compensation for the performance of future services, based on appreciation in the Fair Market Value of the Common Stock pursuant to the formula set forth in Section 2.3, Subsection (c), hereof.
          (w) Stock Appreciation Right Expiration Date. The date on which a Stock Appreciation Right becomes unexercisable by reason of the lapse of time or, except in the case of a Stock Appreciation Right attached to a Qualified Stock Option or Incentive Stock Option, otherwise becomes unexercisable.
          (x) Subsidiary. Any corporation in an unbroken chain of corporations beginning with the Company, in which the Company owns, directly or indirectly through one or more subsidiaries, 50% or more of the outstanding voting stock or similar interests.
          (y) Total Disability. A Participant is unable to perform all of the material and substantial duties of his/her occupation on a full-time basis because of a disability (i) caused by injury or sickness and (ii) that started while the Participant was insured that continues for a period of six (6) months in any twelve (12)-consecutive-month period.
          (z) The use of the singular shall also include within its meaning the plural or vice versa.

SECTION 2. Stock Options
2.1 Grant and Exercise of Options.
     (a) Grant. The Committee on behalf of the Company (and the Board, in the case of a Non-Employee Director) may grant Options to purchase Common Stock to Participants selected by it in its discretion.
     (b) Option Contracts. Options and any Stock Appreciation Rights shall be evidenced by agreements (“Option Contracts”) in such form as the Committee (or the Board, in the case of Non-Employee Directors) shall approve containing such terms and conditions, including the period of their exercise, whether in installments or otherwise, as shall be contained therein, which need not be the same for all Options.
     (c) Option Price. Unless an Option Contract provides otherwise, the purchase price per share of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value per share of such Common Stock on the date the Option is granted, as determined by the Committee (or the Board, in the case of Non-Employee Directors). The purchase price may be subject to adjustment in accordance with the provisions of Section 3 hereof.
     (d) Term of Option. Unless an Option Contract provides otherwise, the term during which each Option granted under the Plan may be exercised shall not exceed a period of ten years from the date of its grant.
     (e) Options Nontransferable. Options granted under the Plan shall by their terms be nontransferable by the Participant otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or, in the case of Total Disability, by a representative of the Participant on such Participant’s behalf. No transfer of an Option by a Participant by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.
     (f) Payment. Each Option shall be exercised by delivery of a written notice to the Company stating the number of whole shares of Common Stock as to which the Option is being exercised and accompanied by payment therefor. No shares shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares purchased upon the exercise of an Option shall be made in cash or, with the approval of the Committee, in Common Stock valued at the then Fair Market Value thereof as determined by the Committee, or by a combination of cash and Common Stock, or any other method that is included in an Option Contract. Neither the Company nor any Subsidiary may directly or indirectly lend money to any individual for the purpose of assisting such individual to acquire or to carry shares issued upon the exercise of Options granted under the Plan. No Participant shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such individual shall have become the holder of record of such share, and except as otherwise permitted by Section 3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such individual shall have become the holder of record thereof.
     (g) Investment Purpose. If at the time of any exercise of any Option the Company does not have a registration statement on Form S-8 covering the shares issuable upon exercise of such Option effective under the Securities Act of 1933, as amended, the Company may, if it shall deem it necessary for any reason, require the holder of the Option to represent in writing to the Company that it is the intention of such holder to acquire the shares of Common Stock being acquired for investment only and not with a view to the distribution thereof. In such event no shares of Common Stock shall be issued to such holder unless and until the Company is satisfied with the correctness of such representation.
2.2 Qualified Stock Options and Incentive Stock Options.
     In addition to meeting the requirements of Section 2.1, each Qualified Stock Option shall be subject to the requirements of (a) and each Incentive Stock Option shall be subject to the requirements of (a), (b) and (c) of this Section 2.2.
     (a) Annual Limitation of Options Which May Be Considered Qualified Stock Options and/or Incentive Stock Options. Anything else in the Plan notwithstanding, if and to the extent that the provisions of Section 1046 of the PRC and/or Section 422 of the IRC shall so require, the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares with respect to which Qualified Stock Options and/or Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under the Plan and any other plans of the Company and its Subsidiaries) shall not exceed $100,000.
     (b) Incentive Stock Options Granted to Ten Percent Shareholders. Notwithstanding anything to the contrary contained in this Plan, an Incentive Stock Option may not be granted to an Employee who owns, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless, at the time such Incentive Stock Option is granted, the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant of such Incentive Stock Option.
     (c) Notice. An Employee shall give prompt notice to the Company of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after grant or one year after the receipt of such shares by the Employee.
2.3 Stock Appreciation Rights and Other Equity-Based Awards.
     (a) Grant. The Committee (or the Board, in the case of a Non-Employee Director) may grant a Stock Appreciation Right with respect to any shares of Common Stock covered by any Option granted under the Plan or separately from any Option grant, and may also grant such other awards of, or based on, shares of Common Stock (e.g. restricted stock or restricted stock units) (“Share-Based Awards”).

     (b) Terms and Conditions. Each Stock Appreciation Right and Share-Based Award shall be subject to such terms and conditions as the Committee (or the Board, in the case of a Non-Employee Director) may determine. When a Stock Appreciation Right is granted with respect to shares of Common Stock covered by a Qualified Stock Option, such Stock Appreciation Right may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the exercise price of such Option.
     (c) Amount of Stock Appreciation Right Compensation. The amount of compensation which shall be payable to a Participant pursuant to the exercise of a Stock Appreciation Right accompanying an Option is equal to the excess of the Fair Market Value of one share of Common Stock on the Appreciation Date over the Fair Market Value of such share on the date the Stock Appreciation Right was granted multiplied by the number of Option shares with respect to which the Stock Appreciation Right is exercised (the “spread”). The amount of compensation which shall be payable pursuant to the exercise of a Stock Appreciation Right shall not exceed 100 percent of the spread. The amount paid upon exercise of Stock Appreciation Right shall be reduced by such amount as the Company is required to withhold for tax purposes.
     (d) Termination of Related Options. Upon the exercise of a Stock Appreciation Right, any related Option shall cease to be exercisable as to the shares with respect to which such Stock Appreciation Right was exercised, and the related Option shall be considered to have been exercised to that extent. Upon the exercise in full of any related Option, the Stock Appreciation Right granted with respect thereto shall terminate.
     (e) Automatic Exercise Upon Expiration. Upon the Option Expiration Date of an Option, an attached Stock Appreciation Right shall automatically be deemed to be exercised in full by the Employee and cash or, in the discretion of the Committee, shares of Common Stock, or such other property the Common Stock may be converted into, shall be paid to such Employee for 100% of the spread. There shall be no automatic exercise of an attached Stock Appreciation Right if the exercise price exceeds the Fair Market Value of the Corporation’s Common Stock on the Option Expiration Date, on which date both the Option and attached Stock Appreciation Right shall expire without payment.
SECTION 3. Adjustments Upon Changes in Capitalization; Change in Control; Dissolution.
     (a) Subject to any legally required action by the shareholders of the Company, each of (i) the number of shares of Common Stock covered by each outstanding Option, Stock Appreciation Right or Share-Based Award, (ii) the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights or Share-Based Award, have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Share-Based Award, (iii) the price per share of Common Stock covered by each such outstanding Option, Stock Appreciation Right or Share-Based Award, and (iv) the maximum number of shares with respect to which Options, Stock Appreciation Rights or Share-Based Award, may be granted to any Participant, shall be proportionately adjusted for any stock split, extraordinary cash dividend, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected in connection with any corporate event; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option or Qualified Stock Option shall comply with the rules of Section 424(a) of the IRC (or any successor provision) or an applicable provision of the PRC and (b) in no event shall any adjustment be made which would render any Qualified Stock Option granted hereunder other than a “qualified option” under Section 1046 of the PRC or any Incentive Stock Options other than an “incentive stock option” as defined in Section 422 of the IRC. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.
     (b) Unless an Option Contract provides otherwise, if: (1) any Person acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Company, the Sponsor or the Limited Partnership as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (2) the shareholders of the Company or the members of the Sponsor or the partners of the Limited Partnership approve (A) any consolidation or merger of the Company, the Sponsor or the Limited Partnership in which the Company, the Sponsor or the Limited Partnership is not the surviving entity (other than a merger of the Company, the Sponsor or Limited Partnership in which the holders of Common Stock or partnership interest immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving entity immediately after the merger), (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or the Sponsor or the Limited Partnership to an entity which is not a wholly-owned subsidiary of the Company, the Sponsor, or the Limited Partnership or (C) in the event of the proposed dissolution or liquidation of the Company, the Sponsor or the Limited Partnership, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each Option shall, for a reasonable period of time prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of shares subject to such Option and may be exercisable for all or any portion of such shares. Upon the consummation of any of such transactions, all outstanding Options under the Plan shall, to the extent not previously exercised, terminate and cease to be outstanding without any further action by the Company. In addition to the foregoing, the Committee may, in its discretion, elect to provide, in connection with a Change in Control: (x) after reasonable advance written notice to the Participant that the Company intends to terminate an Option upon the effective date of the Change in Control, and if such determination is made, the Company will provide a reasonable opportunity for the Participant to exercise his or her Options with respect to vested shares of Common Stock prior to such termination; (y) that upon the effective date of the Change in Control, an Option will be terminated, and if such determination is made, the Company will provide (or cause to be provided) payment to the Participant in respect of the termination of his or her Options in an amount equal to the excess, if any, of the consideration per share of Common Stock paid or provided in the Change in Control to shareholders, over the Option’s per share exercise price, multiplied by the number of shares of Common Stock subject to the then outstanding Options (whether vested or nonvested); or (z) a reasonable opportunity for the Participant to elect to roll over his or her Options into new stock options in connection with the new transaction; provided, that this clause (z) will not eliminate any right the Optionee has to exercise any Option in connection with or as a result of the Change in Control.

SECTION 4. ADMINISTRATION
4.1 Independent Committee to Administer the Plan.
     (a) Composition and Functions of Committee. A Committee consisting of at least two directors (who shall be “Non-Employee Directors” as defined in Rule 16b-3 of the Securities and Exchange Commission) shall be appointed by the Board of Directors and will have, subject to the express provisions of the Plan, general authority to administer the Plan, to grant Options, Stock Appreciation Rights and Share-Based Awards hereunder, subject to the approval of the Board of Directors if such approval is required hereunder, and to perform such other functions as may be assigned to it by the Board of Directors in connection with the Plan, including, among other things, determining the form of Option Contracts to be issued under the Plan and the terms and conditions to be included in such Option Contracts and adopting from time to time such rules and regulations as it may deem appropriate for the proper administration of the Plan. The Committee may also make such determinations under, and such interpretations of, and take such steps in connection with, the Plan, the rules and regulations or Options, Stock Appreciation Rights and Share-Based Awards granted thereunder as it may deem necessary or advisable. The Committee may, in its discretion or in accordance with a direction from the Board of Directors, waive any provisions of any Option Contract, provided such waiver is not inconsistent with the terms of the Plan as then in effect.
     (b) Authorization of Actions Taken by the Committee and Board of Directors. Vacancies in the Committee shall be filled by the Board of Directors. The Committee may act by a majority of its members either at a meeting or in writing without a meeting. All questions arising under the Plan or under the rules and regulations or under the Option Contracts, whether such questions involve interpretation thereof or otherwise, shall be determined by the Committee and its determination, unless disapproved by the Board of Directors, shall be conclusive and binding in all cases. To the extent that any such action would not adversely affect the status of Qualified Stock Options and Incentive Stock Options under the PRC and IRC, respectively, all matters provided in the Plan, in the Option Contracts, or in such rules and regulations to be determined or performed by the Committee may be determined or performed by the entire Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action taken or any determination made in good faith with respect to the Plan or any Option Contract.
     (c) Findings of the Board of Directors and Committee Are Conclusive. Each determination, interpretation, or other action made or taken pursuant to the provisions of this Plan by the Board of Directors or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, without limitation thereto, the Company, the shareholders, the Committee and each of the members thereof, and the Participants, and their respective successors in interest.
4.2 Amendment and Discontinuance of the Plan.
     The Board of Directors may at any time amend, modify, suspend or terminate the Plan, without shareholder approval, except to the extent such approval is required by the PRC or the IRC to permit the granting of Qualified Stock Options or Incentive Stock Options, or by the rules of any securities exchange or automated quotation system on which the shares of Common Stock of the

Company trade at such time; provided, that no change shall be made which will have a material adverse effect upon any Option, Stock Appreciation Right or Share-Based Award previously granted unless the consent of the affected Participant is obtained.
4.3 Withholding Taxes.
     Whenever shares of Common Stock are to be issued pursuant to the Plan, the Company shall have the right to require that there be remitted to the Company an amount sufficient to satisfy all applicable federal, state, commonwealth and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Corporation reserves the right to satisfy the applicable federal, state, commonwealth and local withholding tax requirements through the retention of shares of Common Stock otherwise transferable upon exercise of an Option. Whenever payments are to be made in cash by the Company, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.
4.4 Funding.
     Funding. No provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. This section shall not prevent the Company from purchasing its Common Stock for the purpose of meeting its requirements to issue Common Stock pursuant to the Plan.
4.5 Other.
     (a) To the extent applicable, this Plan is intended to permit the issuance of Qualified Stock Options in accordance with the provisions of Section 1046 of the PRC and Incentive Stock Options in accordance with Section 422 of the IRC. This Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Qualified Stock Options or Incentive Stock Options previously granted, if such amendment or modification is necessary for this Plan and the Qualified Stock Options or Incentive Stock Options granted hereunder to qualify under said provisions of the PRC and the IRC.
     (b) The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any Subsidiary and any Employee, nor shall it constitute a right to remain in the employ of the Company or any Subsidiary. The terms or existence of this Plan, as in effect at any time or from time to time, or any award granted under the Plan, shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. Each employee of the Company or any Subsidiary remains at will. Except to the extent expressly selected by the Committee to receive an award under this Plan, no person (whether or not an Employee) shall at any time have a right to be selected for initial or additional participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate.
     (c) The granting of awards and the issuance of shares of Common Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     (d) The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Puerto Rico, without regard to principles of conflict of laws.

EXHIBIT B
DORAL FINANCIAL CORPORATION
2008 STOCK INCENTIVE PLAN

Section 83(b) Election Form

Attached is an Internal Revenue Code Section 83(b) Election Form. IF YOU WISH TO MAKE A SECTION 83(b) ELECTION, YOU MUST DO SO WITHIN 30 DAYS AFTER THE DATE THE RESTRICTED SHARES COVERED BY THE ELECTION WERE TRANSFERRED TO YOU. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

DORAL FINANCIAL CORPORATION
DORAL FINANCIAL CORPORATION 2008 STOCK INCENTIVE PLAN

Election to Include Value of Restricted Stock in Gross Income
in Year of Transfer Under Internal Revenue Code Section 83(b)

     Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.
1.	My General Information:

Name:

Address:

S.S.N. or T.I.N.:

2.	Description of the property with respect to which I am making this election:

shares of stock of Doral Financial Corporation (the “Restricted Stock”).

3.	The Restricted Stock were transferred to me on , 20 . This election relates to the 20 calendar taxable year.

4.	The Restricted Stock are subject to the following restrictions:
The Restricted Stock are forfeitable until they are earned in accordance with Section 1 the Restricted Share Award Agreement (“Award Agreement”) made under the Doral Financial Corporation 2008 Stock Incentive Plan. The Restricted Stock generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award Agreement and the Plan.
5.	Fair market value:
The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Stock with respect to which I am making this election is $______ per share.
6.	Amount paid for Restricted Stock:
The amount I paid for the Restricted Stock is $_____ per share.
7.	Furnishing statement to employer:

A copy of this statement has been furnished to my employer, . If the transferor of the Restricted Stock is not my employer, that entity also has been furnished with a copy of this statement.
8.	Award Agreement or Plan not affected:
Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.
Dated:                                               , 20     .

Taxpayer

EXHIBIT C
DORAL FINANCIAL CORPORATION
2008 STOCK INCENTIVE PLAN

Designation of Death Beneficiary

     In connection with the Awards designated below that I have received pursuant to the Doral Financial Corporation 2008 Stock Incentive Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

     This beneficiary designation relates to any and all of my rights under the following Award or Awards:
☐	any Award that I have received or ever receive under the Plan.

☐	the Award that I received pursuant to an award agreement dated , between myself and the Company.
     I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this day of , 20
Notary Public County of
State of

Schedule A
“Cause” shall mean:
(i) the grantee’s act of fraud, misappropriation, or embezzlement with respect to the Company or any material affiliate;
(ii) the grantee’s indictment for, conviction of, or plea of guilty or no contest to any felony (other than a minor traffic violation);
(iii) the grantee’s admission of liability of, or a finding by a court or the applicable regulatory agency or body of liability for, the violation of any “Securities Laws” (but excluding any technical violations of any Securities Laws which are not criminal in nature) or the violation of any “Banking Laws” (but excluding any technical violations of any Banking Laws which are not criminal in nature); as used herein, the term “Securities Laws” means any federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder and “Banking Laws” means any federal or state banking law, rule or regulation governing the Company or its affiliates;
(iv) the grantee engages in conduct that constitutes willful gross neglect or willful misconduct, in either case, resulting in significant harm to the Company’s or its affiliates’ business reputation;
(v) the grantee’s intentional failure after reasonable prior written notice from the Company to comply with any valid and legal directive of the Board; or
(vi) the grantee’s material breach of any covenant relating to confidentiality, no-hire, non-completion, non-interference or property rights set forth in any agreement between the grantee and the Company.
     For purposes of this definition of “Cause,” an action or failure to act by the grantee shall not be considered “willful” if the grantee believed in good faith that his or her action or failure was in, or not opposed to, the best interests of the Company and its affiliates.
     Anything notwithstanding to the contrary, the grantee’s employment shall not be terminated for “Cause” within the meaning of clauses (i), (iv), (v) or (vi) above, unless the grantee has been given written notice by the Board of Directors of the Company (the “Board”) stating the basis for such termination and he or she is given fifteen (15) days to cure the neglect or conduct that is the basis of any such claim and, if he or she fails to cure such conduct, or such conduct cannot be cured, the grantee has an opportunity to be heard before the full Board and after such hearing, the Board gives the grantee written notice confirming that in the judgment of a majority of the members of the Board (other than the grantee, if applicable) “Cause” for terminating the grantee’s employment exists.

“Good Reason” shall mean the occurrence of any of the following without the grantee’s written consent:
(i) a reduction in the grantee’s then current annual base salary or target bonus opportunity;
(ii) a material diminution in the grantee’s positions, duties, authorities or titles, including, without limitation, removing him from such positions; provided, that Good Reason shall also exist if at any time following a Change in Control involving an entity of small or similar size to the Company (measured on the basis of assets), the grantee does not hold the positions set forth above at the ultimate parent entity resulting from such Change in Control;
(iii) the grantee’s principal work location is moved more than twenty-five (25) miles from San Juan, Puerto Rico;
(iv) a change in reporting structure so that the grantee reports to someone other than the position (such as CEO or Executive Vice President) to whom the grantee directly reports as of the date of grant of this award; or
(v) the failure of any successor to all or substantially all of the Company’s assets to assume this Agreement, whether in writing or by operation of law.
     Anything notwithstanding to the contrary, the grantee may only terminate his or her employment for “Good Reason” upon thirty (30) days’ written notice to the Company (provided the Company does not cure the event or events giving rise to Good Reason prior to the expiration of such thirty (30)-day notice period).
“Change in Control” will be deemed to have taken place if:
(i) any “person” (as such term is used in Section 3(a)(9) and Section 13(d) of the Exchange Act) other than the Company or any employee benefit plan of the Company or any of it subsidiaries, (x) becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of Company securities having more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of the issuance of securities initiated by the Company in the ordinary course of business) (“Voting Securities”) or (y) becomes the “beneficial owner” of the Company of 25% or more of the Voting Securities of the Company and such person has the power to appoint or elect a majority of the member of the Board; or
(ii) persons who, as of the effective date of this Agreement, constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the effective date of this Agreement shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50% of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the holders of all the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the surviving entity (or in the event each entity survives, the ultimate parent entity resulting from such transaction) (the “Surviving Entity”) entitled to vote generally in the election to elect directors of the Surviving Entity after such transaction.

Schedule B
All determinations regarding the 280G Gross-Up payment, including whether a 280G Gross-Up payment is required and the amount of such 280G Gross-Up payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s outside legal counsel (based on calculations made by a benefits consulting firm or by independent certified public accountants appointed by the Company) or by independent certified public accountants appointed by the Company (collectively the “Tax Advisor”). The Company shall be responsible for all charges of the Tax Advisor.
The Company shall use its best efforts to cause the Tax Advisor to promptly deliver the initial determination required hereunder within sixty (60) days prior to the change in ownership covered by Code Section 280G(b)(2). The Company shall pay the 280G Gross-Up payment at the Closing. The amount of such payment shall be subject to later adjustment in accordance with the determination of the Tax Advisor as provided herein. Notwithstanding the foregoing, in no event shall payment of the 280G Gross-Up payment occur later than the end of the calendar year in which you remit the taxes to the U.S. Treasury Department.
In the event that the Tax Advisor determines, for any reason whatsoever, the correct amount of the 280G Gross Up payment to be less than the amount determined at the time the 280G Gross-Up payment was paid to you, you shall repay to the Company, within thirty days after the time that the amount of such reduction in 280G Gross-Up payment is determined by the Tax Advisor, plus interest on the amount of such repayment at the rate provided in Section 6621(a)(1) of the Internal Revenue Code of 1986, as amended (“Section 6621(a)(1)”).
In the event that the Excise Tax is later determined by the Tax Advisor or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the 280G Gross-Up payment is paid to you, the Company shall make an additional Gross-Up payment in respect of such excess (plus any interest or penalties payable to the Internal Revenue Service with respect to such excess) once the amount of such excess is finally determined together with interest on the amount of such payment at the rate provided in Section 6621(a)(1).
In the event you have any controversy with the Internal Revenue Service (or other taxing authority) involving the Excise Taxes, you shall promptly notify the Company of such controversy and provide all documents provided by the Internal Revenue Service (or other taxing authority) to the Company within 10 days of receipt of such documents. You shall permit the Company to control issues related to the Excise Tax, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax thereon, including interest and penalties. In the event you have any conference with any taxing authority as to the Excise Tax or associated income taxes, you shall permit a representative of the Company to accompany you, and you and your representative shall cooperate with the Company and its representative.